EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

                   ------------------------------------------

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 29, 2002, except for the last paragraph of Note 5, as to which the date is April 12, 2002, relating to the consolidated financial statements of CPI Aerostructures, Inc. and Subsidiaries which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
December 16, 2002